Exhibit 99.1

HeartWare Announces Date for FDA Advisory Committee Panel

- HeartWare Ventricular Assist Device to be Reviewed on April 25, 2012 by FDA

Circulatory System Devices Panel of the Medical Devices Advisory Committee -

Framingham, Mass. and Sydney, Australia, Tuesday, February 14, 2012 – HeartWare International, Inc. (NASDAQ: HTWR; ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, announced today that a U.S. Food and Drug Administration (FDA) Circulatory System Devices Panel will review the Premarket Approval (PMA) application for the HeartWare® Ventricular Assist System on April 25, 2012.

“Notification of the FDA advisory committee meeting represents continued progress toward our goal of obtaining U.S. approval of the HVAD® System for patients with end-stage heart failure,” stated Doug Godshall, President and Chief Executive Officer of HeartWare. “We look forward to discussing the efficacy and safety data for the HVAD Pump with the members of the panel and the FDA review team, and believe that these data underscore the potential utility of the HVAD System in improving treatment outcomes for end-stage heart failure patients.”

HeartWare’s PMA submission encompasses data from HeartWare’s pivotal ADVANCE clinical trial, an FDA approved Investigational Device Exemption (IDE) study designed to evaluate the HVAD System as a bridge to heart transplantation for patients with end-stage heart failure. Under ADVANCE, 140 patients at 30 hospitals in the U.S. received the HeartWare investigational device between August 2008 and February 2010.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union. The device is currently the subject of United States clinical trials for two indications: destination therapy and bridge-to-transplant under a continued access protocol. For additional information, please visit the Company’s website at www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the timing and progress of, and presentation of data related to, clinical trials, expected timing of regulatory filings and approvals, and research and development activities. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility the FDA does not approve the marketing of the HeartWare® Ventricular Assist System in the U.S., and those described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

For further information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartwareinc.com

Phone: +1 508 739 0864

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